Exhibit 10.2

LEASE BUY-OUT AND
CONDOMINIUM CONVERSION MANAGEMENT AGREEMENT

This Lease Buy-Out and Condominium Convention Management Agreement (this “Agreement”) is mode as of the 24 day of January, 2005, by and between MDW Mesquite, L.L.C., a Nevada limited liability company (“MDW”) and RBG, LLC, a Nevada limited liability company (“RBG”) and Robert R. Black, Sr. (“Black”) with reference to the following facts and is as follows:

R E C I T A L S:

A.            MDW, as landlord, and RBG, as lessee, entered into a Lease Agreement dated September 1, 1997 (the “Lease”) covering certain real property located at 100 Pulsipher Lane, Mesquite, Nevada (the “Premises”) as more particularly described in the Lease, which Lease is for a term of 50 years with two 10 year extension options. ‘11vo Memoranda of the Lease were recorded in the office of the County Recorder of Clark County, Nevada: one en December 19, 1997, in Book 971219 of official records, as instrument no. 00069, and the other on December 30, 1997, in Book 971230 of official records, as instrument no. 03325.

B.            MDW caused a condominium map to be recorded on May 20, 2004 in the office of the County Recorder of Clark County, Nevada, as document no. 0002735, creating condominium units (“Units”) and common elements in the entire Premises. MDW also caused a Declaration of Covenants, Conditions and Restrictions for Smokey Lane Condominiums (the “Declaration”) to be recorded on November 19, 2004, as document no. 3212 of said official records with respect to a portion of the Premises with the right to annex all or a portion of the remaining Premises. MDW desires to convert such portions of the Premises which have been and will be annexed to the Declaration to a condominium common interest community to he known as “Smokey Lane Condominiums” (the “Project”). MDW desires to hire Black to manage and oversee such conversion of the Units.

C.            RBG has ranted certain of the Units within the Premises to tenants which continue to occupy the Units on a short term basis (“Rental Units”). The Rental Units arc described in Exhibit “A” hereto.

D.            Certain of the Units are unoccupied and are described in Exhibit “B” hereto (“Unoccupied Units”).

E.             Portion of the Premises are subject to a License and Easement Agreement (“License Agreement”) between RBG and CasaBlanca Vacation Club, a Nevada nonprofit corporation (the “Club”) wherein Chub members are entitled to use certain Units within the Premises. The License Agreement is being terminated with respect to nine (9) of the Units previously used by the Club and three (3) Units remain subject to the License Agreement, being Units nos. 1103, 1105 and 7101, which are more particularly described in Exhibit “C” hereto (the “Time-Shared Unite”). RBG has relocated certain Club members to other properties owned by RBG, in order to terminate the License Agreement with respect to such nine Units.  With respect to the three Time-Shared Units, the Club has entered or will enter into an Agreement to Share Common Expenses with Smokey Lane Condominium Homeowners Association, a Nevada nonprofit corporation (the “Homeowners Association”), wherein the Club has agreed to pay to the Homeowners Association certain assessments for each Time-Shared Unit in accordance with the terms of such Agreement.

F.             MDW desires to buy out and terminate the Lease in phases pursuant to the provisions of this Agreement and to convey the Time-Shared Units to RBO as a portion of the purchase price for such buy out.

G.            RBG and MDW desire that the Lease be terminated immediately as to the Unoccupied Units and the Time-Shared Units. Although the Lease will remain in effect as to each Rental Unit until the tenant thereof either vat the Unit or purchases the Unit from MDW, no rent is payable by RBG to MDW under the Lease from and after December 15, 2004.

NOW, THEREFORE, MDW and RAG agree as follows:

1.             Termination of Lease.

1.1           Phased Termination. MDW and RBG hereby agree that effective December 15, 2004 the Lease will be terminated as to the Unoccupied Units. Upon the recordation of the Grant Bargain and Sale Deed described in Section 5 hereof, the Lease will ha terminated as to the Tune-Shared Units. The Lease will be terminated as to each of such Units by the recordation of Partial Terminations of Lease as described in Section 1.2 hereof In consideration of the subsidy arrangement set forth in Section 4.1 below, RBG will pay no rent under the Lease on the Rental Units from and after December 15, 2004. RBG will continue to collect rent on each Rental Unit until such time as the tenant thereof vacates the Unit or purchases the Unit from MDW.

1.2           Partial Termination of Lease. Upon execution of this Agreement, a Partial Termination of Lease in the form attached hereto as Exhibit “D” (“Partial Lease Termination”) shall be recorded with respect to the Unoccupied Units. Upon recordation of the Grant Bargain and Sale Deed described in Section 5 below, a Partial Lease Termination shall be recorded with respect to the Time-Shared Units. As each Rental Unit is vacated or sold, a Partial Lease Termination shall be recorded concurrently with the close of escrow for such sale.

1.3           Final Termination. At such time as all Units (other than the Time-Shared Units) are sold and escrow has closed for each such Unit, then a document shell be recorded indicating that the Lease is terminated as to the entire Premises.

2.             Conversion of Occupied Units. In order to convert the Occupied Units within the Premises to writs for sale within a common interest community, MDW is required to comply with the conversion requirements of NRS 116.4112 and other requirements of applicable law. MDW and Black agree that Black will oversee the conversion of the Occupied Units.

3.             Compensation to Black. In consideration of the consulting services performed and to be performed by Black in connection with the creation of a condominium common interest community and the conversion or the Occupied Units, MDW shall pay to Black as his compensation six percent (6%) of the Adjusted Net Sale Proceeds from the sale of each and every Unit within the Premises, three percent (3%) of which compensation shall be payable to Black at the close of escrow for each sale and the other three percent (3%) within sixty (60) days after the termination of the Sales Period (defined below). As used herein, “Net Sale Proceeds” for each Unit shall mean the gross sales price of the Unit, less the following: (a) real estate broker’s commissions, (b) seller’s title insurance, escrow fees, transfer tax, and other closing costs incurred by seller, (c) the amount of the release price and administrative fee payable to the lender or lenders holding a deed of trust encumbering the Unit, (d) the cost of refurbishing the Unit, if any, and (f) any other documented costs directly relating to the conversion or sale of the Unit. As used herein, “Adjusted Net Sales Proceeds” shall mean the Net Sales Proceeds less the Loan Repayment Amount (defined in Section 4.1 below), it being understood that the Loan Repayment Amount shall he paid in Ml prior to any profit split pursuant to Section 5 hereof:

4.             Rental Income aid Project Expenses.

4.1           Collection of Rents and Payment of Expenses During Sales Period.  During the period from December 15, 2004, until the 197 Units in the Project which are not subject to the License Agreement have been sold and closed escrow (“Sales Period”), RBG and MDW agree to each share fifty percent (50%) of the rents from the Rental Units and bear fifty percent (50%) of all expenses of the Project (“Project Expenses”), including, but not limited to, debt service payments, MDW’s share of all common expenses and reserves payable to Smokey Lane Condominiums Owners Association (the “Association”) (whether pursuant to the Developer’s Subsidy Agreement between MDW and the Association, or pursuant to the Declaration and applicable law), all other expenses of the Premises and all project development and conversion costs, including fees of professionals for the snapping, conversion and sale of the Project. MDW shall continue to pay all Project Expenses; provided, however, that in the event MDW does not have sufficient funds to pay the Project Expenses, RBG will advance monies to MOW as necessary to pay Project Expenses for a period of six (6) months commencing December 1 S, 2004 up to a maximum amount of $150,000. All such advances shall be treated as a loan (hem RBG to MDW and such loan shall be repaid to RBG in an amount equal to one hundred fifteen percent (115%) of the principal loan amount (“Loan Repayment Amount”).

4.2           Income and Expense Adjustments.  Within sixty (60) days after the end of the Sales Period, RBG and MDW will each produce their records of rents collected from the Rental Units and Project Expenses paid and make the appropriate adjustments so that each receives filly percent (50%) of the rents collected from the Rental Units and has paid its fifty percent (50%) share of the Project Expenses.

5.             Sharing of Net Sales Proceeds.  In consideration of the termination of the Lease and surrender of the Premises to MDW, MDW agrees as follows: Within five (5) business days after execution of this Agreement, MOW agrees to convey to RBG the three Time-Shared Units by Grant Bargain and Sale Deed in the form attached hereto as Exhibit “E”. MDW agrees to share the Adjusted Net Sale Proceeds as follows:

(a)           RBG shall receive .forty-four percent (44%) of the Adjusted Net Sales Proceeds, less the fair market value of the Time-Shared Units on the date title is transferred to RBG;

(b)           Black shall receive six percent (6%) of the Adjusted Net Sale Proceeds, payable as set forth in Section 3 hereof; and

(c)           MDW shall receive fifty percent (50%) of the Adjusted Net Sale Proceeds.

6.             Miscellaneous.

6.1           Further Assurances. MDW, RBG and Black each agree to execute such additional documents and take such additional actions which arc consistent with, and as may be reasonable and necessary to carry out the provisions of. this Agreement.

6.2           Notices. Any notice, demand, approval, consent, or other communication required or desired to be given under this Agreement in writing shall be given in the manner set forth below, addressed to the party to be served at the addresses set forth beneath such party’s signature on this Agreement, or at such other address for which that party may have given notice under the provisions of this Section. Any notice, demand, approval, consent, or other communication given by (a) mail shall be deemed to have been given on the second (2nd) business day immediately following the date it was deposited in the United States mail, first class and postage prepaid; (b) overnight common carrier courier service shall be deemed to be given on the business day (not including Saturday) immediately following the date it was deposited with such common carrier. (c) delivery in person or by messenger shall be deemed to have been given upon delivery in person or by messenger or (d) electronic facsimile shall be deemed to have been given on the earlier of (i) the date and at the time as the sending party (or such party’s agent) shall have received from the receiving party (or such party’s agent) oral confirmation of the receipt of such transmission or (ii) one hour after the completion of transmission of the entire communication.

6.3           Legal Costs.  If any party to this Agreement shall take any action to enforce this Agreement or bring any action or commence any arbitration for any relief against any other party, declaratory or otherwise, arising out of this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorneys’ and experts’ fees and costs incurred in taking such action, bringing such suit and/or enforcing any judgment granted therein, alt of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shell contain a specific provision providing for the recovery of attorneys’ and experts’ fees and costs and such amounts due hereunder shall be determined by a court of competent jurisdiction and not by it jury. For the purposes of this section, attorneys’ and experts’ fees and costs shall include, without limitation, fees incurred in the following: (a) post judgment motions; (b) contempt proceedings; (c) garnishment, levy, and debtor and third party examinations; discovery, (e) bankruptcy litigation; and (f) appeals.

6.4           Time of the Essence; Dates.  Time is of the essence of this Agreement. In the event that any date specified in this Agreement falls on Saturday, Sunday or a public holiday, such date shall be deemed to be the succeeding day on which the public agencies and major banks arc open for business.

6.5           Entire Agreement; Modification; Waiver.  This Agreement constitutes the entire agreement between MDW, R.BG and Black pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the put-titan No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

6.6           Binding on Successors.  This Agreement shall be binding upon the parties and their heirs, personal representatives, assigns, and other successors in interest.

6.7           Severability.  Each provision of this Agreement is severable from any and all other provisions of this Agreement. Should any provision(s) of this Agreement be for any reason unenforceable, the balance shall nonetheless be of full force and effect.

6.8           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of ‘Nevada, without giving effect to the choice of law principles of said State.

6.9           Drafting.  Each of the parties hereto agree that this Agreement is the product of joint draftsmanship and negotiation and that should any of the terms be determined by a court, or in any typo of quasi judicial or other proceeding, to be vague, ambiguous and/or unintelligible, that the game sentences, phrases, clauses or other wordage or language orally kind shall not be construed as having been drafted by only one party.

6.10         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original (including copies sent to a patty by facsimile transmission) as against the party signing such counterpart, but which together shall constitute one and the same instrument.

6.11         Conditions Precedent.  The rights and obligations of RBG and MDW hereunder are conditioned upon, as conditions precedent, the following:

(a)           Written consent to the transaction contemplated by this Agreement pursuant to the governing documents of RBG and MDW, respectively, and

(b)           The close of the pending refinancing and recapitalization of RBG on or before March 15, 2005.

IN WITNESS WHEREOF the parties hereto have entered into this Lease Buy-Out and Condominium Conversion Management Agreement on the day and year first above written.

MDW:
MDW Mesquite, L.L.C., a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.
Robert R. Black, Sr. Manager

RBG:
RBG, LLC, a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.
Robert R. Black, Sr. Manager

Black:

/s/ Robert R. Black, Sr.
Robert R. Black, Sr.

Exhibit “A”
Legal Description of Rental Units

All that certain real property situate in Clark County, Nevada, described as follows:

Units 7102, 7105 through 7119, inclusive, 7121, 7122, 7124, 7126 through 7128, inclusive, and 7202, 7204, 7206 through 7209, inclusive, 7211, 7212 and 7214 through 7228, inclusive, in Building A; Units 6101 through 6114, inclusive, and 6201 through 6209, inclusive, and 6211 through 6214, inclusive, in Building B1: Units 5101 through 5114, inclusive, and 5201 through 5212, inclusive, and 5214 in Building B2; Units 4101 through 41.06, inclusive, 4108 through 4114, inclusive, and 4201, 4202, 4205, and 4207 through 4214, inclusive, in Building B3; Units 3101 through 3106, inclusive, and 3108 through 3113, inclusive, and 3201 through 3214, inclusive, in Building B4; Units 1102, 1104, 1106 and 1108, and 1202, 1204 and 1208 in Building CI; and Units 2101, 2103 through 2108, inclusive, and 2201 through 2208, inclusive, in Building C2; of Casa Blanca Villas Condominiums, as shown by map thereof on file in Book 117 of Plats, Page 23, in the office of the County Recorder of Clark County, Nevada;

TOGETHER WITH an undivided 170/200’ interest in the Common Elements as shown on such map; and

TOGETHER WITH exclusive casements to the Limited Common Elements as described in the Declaration which are appurtenant to the above-described, Units.

Exhibit “B”
Legal Description of Unoccupied Units

All that certain real property situated m Clark County, Nevada described as follows;

Units 7103, 7104, 7120, 7123, 7125, 7201, 7203, 7205, 7210 and 7213 in Building A; Unit 6210 in Building 131; Units 5102 and 5213 in Building B2; Units 4107, 4203, 4204 And 4206 in Building B3; Units 3107 and 3114 in Building B4; Units 1101, 1107, 1201, 1203, 1205, 1206 and 1207 in Building C; and Unit 2102 in Building C2 as shown on that certain final map of Casa Blanca Villas Condominiums, a common interest community, on file in Book 117 of Plats, Page 23, in the office of the County Recorder of Clark County, Nevada;

TOGETHER WITH an undivided 27/2000/ interest in the Common Elements as shown on such map; and

TOGETHER WITH exclusive easements to the Limited Common Elements as described in the Declaration which are appurtenant to the above-described Units.

Exhibit “C”
Legal Description of Time-Shared Units

All that certain rent property located in the City of Mesquite, Clark County, Nevada, more particularly described us follows: Unit 7101 in Building A and Units 1103 and 1105 in Building Cl as shown on the map thereof on file in Book 117 of Plats, Page 23, in the office of the County Recorder Clack County, Nevada, together with an undivided 3/200x” interest in the common elements as shown on said map and together with exclusive easements over the limited common elements appurtenant thereto.

Exhibit “D”
Partial Termination of lease Agreement

(See attached.)

WHEN RECORDED, MAIL TO:

Attention: Robert R. Black, Sr.
MDW, L.L.C.
911 North Buffalo Drive
Las Vegas, Nevadan 89128

Partial Termination of Lease Agreement

This Partial Termination of Lease Agreement (this “Termination”) dated as of                                  , 2005, between MDW Mesquite, L.L.C., a Nevada limited liability company (“Landlord’) and RBO, LLC, a Nevada limited liability company (“Tenant’) is made with reference to die following facts and is as follows:

R E C I T A L S:

A.            Landlord and Tenant entered into a Lease Agreement dated September 1, 1997 (the “Lease”) coveting certain property located at 100 Pulsipher Lane, Mesquite, Nevada, which is more particularly described therein. Two Memoranda of the Lease were recorded in the office of the County Recorder of Clark County, Nevada: one on December 19, 1997, in Book 971219 of official records, as instrument no. 00069, and the other on December 30, 1997, in Book 971230 of official records, as instrument no. 03328.

B.            Landlord and Tenant desire to partially terminate the Lease with respect to the Units described herein.

NOW, THEREFORE, in, consideration of the material covenants set forth below and for other valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant hereby terminate the Lease with respect to the Unit(s) described in Exhibit “A” hereto.

Except as hereby terminated, the Lease shall remain in till force and effect.

IN WITNESS WHEREOF the undersigned have executed this Partial Termination of Lease Agreement as of the date first above written.

Landlord:
MDW Mesquite, L.L.C., a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.
Robert R. Black, Sr., Manager

Tenant:
RBG, LLC, a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.
Robert R. Black, Sr., Manager

STATE OF NEVADA                  )

                                                        ) ss.

COUNTY OF CLARK                  )

This instrument was acknowledged before me on 1/24, 2005, by Robert R. Black, Sr., as ..Manager of MDW Mesquite, L.L.C., a Nevada limited liability company.

[Notary Seal]	/s/ Linda Byouck
Notary Public
My Commission Expires: 2-26-07

STATE OF NEVADA                  )

                                                        ) ss.

COUNTY OF CLARK                  )

This instrument was acknowledged before me on 1/24, 2005, by Robert R. Black, Sr., as Manager of RBG, LLC, a Nevada limited liability company.

[Notary Seal]	/s/ Linda Byouck
Notary Public
My Commission Expires: 2-26-07

Exhibit “A”
Legal Description

(See attached.)

Exhibit “E”
Grant Bargain and Sale Deed

(See attached.)

APN: ______________________

WHEN RECORDED, MAIL TO:

Attention: Robert R. Black, Sr.
RBG, LLC
911 North Buffalo Drive
Las Vegas, Nevadan 89128

MAIL TAX STATEMENTS TO:

Attention: Robert R. Black, Sr.
RBG, LLC
911 North Buffalo Drive
Las Vegas, Nevadan 89128

GRANT BARGAIN AND SALE DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, MDW, L.L.C., a Nevada limited liability company, does hereby grant, bargain and sell to RBG, LLC, a Nevada limited liability company, whose address is 911 North Buffalo Drive, Las Vegas, Nevada 89128, the real property situate in the County of Clark, State of Nevada, described in Exhibit “A” hereto.

TOGETHER WITH the tenements, hereditaments and appurtenances including easements and water rights, if any, thereto belonging  or appertaining and any reversions, remainders, rents, issues or profits thereof.

DATED:  this ________ day ____________________, 2005.

MDW Mesquite, L.L.C., a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.
Robert R. Black, Sr., Manager

STATE OF NEVADA                  )

                                                        ) ss.

COUNTY OF CLARK                  )

This instrument was acknowledged before me on 1/24, 2005, by Robert R, Black, Sr., as Manager of MDW Mesquite, L.L.C., a Nevada limit liability company.

[Notary Seal]	/s/ Linda Byouck
Notary Public
My Commission Expires: 2-26-07

Exhibit “A”
Legal Description
to
Grant Bargain and Sale Deed

All that curtain real property located in the City of Mesquite. Clark County, Nevada, more particularly described as follows: Unit 7101 in Building A and Units 1103 and 1105 in Building Cl all shown on the map thereof on file in Book 117 of Plats, Page 23, in the office of the County Recorder of Clark County, Nevada, together with an undivided 3/2001’ interest in the common elements as shown on said map and together with exclusive easements over the limited common elements appurtenant thereto.